Exhibit 3(i)

Delaware Page 1 The First State  I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF “NEULION, INC.”,  FILED IN THIS OFFICE ON NINETEENTH DAY OF SEPTEMBER, A.D. 2017, AT 1:22 O`CLOCK P.M.   Authentication: 203250924 SR# 20176231368 Date: 09-19-17 You may verify this certificate online at corp.delaware.gov/authver.shtml

State  of  Delaware Secretary  of  State Division  of  Corporations  Delivered :22  PM  09/19/2017  FILED :22  PM  09/19/2017 SR  -  File  Number  STATE  OF  DELAWARE CORRECTED  AMENDED  AND  RESTATED  CERTIFICATE  OF INCORPORATION OF NEULION,  INC. NeuLion,  Inc.,  a  corporation  organized  and  existing  under  and  by  virtue  of  the  General Corporation  Law  of  the  State  of  Delaware. DOES  HEREBY  CERTIFY: 1.    The  name  of  the  corporation  is  NeuLion,  Inc. 2. An  Amended  and  Restated  Certificate  of  Incorporation  was  filed  by  the  Secretary of  State  of  Delaware  on  June  2,  2016  and  that  said  Certificate  requires  correction as  permitted  by  Section 103  of  the  General  Corporation  Law  of  the  State  of Delaware. 3. The  inaccuracy  or  defect  of  said  Certificate  is:  The  date  of  the  original  filing  of the  Certificate  of  Incorporation  is  incorrect. 4. Article  2  of  the  Certificate  is  corrected  to  read  as  follows: "SEE  ATTACHED"  IN  WITNESS  WHEREOF,  said  corporation  has  caused  this  Corrected  Amended  and Restated  Certificate  of  Incorporation  to  be  executed  this  19th  day  of  September,  2017.   215037-10001

AMENDED  AND  RESTATED CERTIFICATE  OF  INCORPORATION OF NEULION,  INC. Pursuant  to  Section  242  and  245  of  the Delaware  General  Corporation  Law NeuLion,  Inc.,  a  corporation  organized  and  existing  under  the  laws  of  the  State  of  Delaware  (the "Corporation"),  does  hereby  certify  as  follows: 1.    The  name  of  the  corporation  is  NeuLion,  Inc. 2.    The  Corporation's  Certificate  of  Incorporation  was  filed  in  the  office  of  the  Secretary  of State  of  the  State  of  Delaware  on  November  30,  2010  (the  "Certificate  of  Incorporation"). 3.   This  Amended  and  Restated  Certificate  of  Incorporation  restates,  integrates  and  amends the  Certificate  of  Incorporation  of  the  Corporation. 4.   This  Amended  and  Restated  Certificate  of  Incorporation  was  duly  adopted  by  the  written consent  of  the  directors  and  at  a  meeting  of  stockholders  of  the  Corporation  in  accordance  with the  applicable  provisions  of  Sections  141(f),  211,  242,  and  245  of  the  General  Corporation  Law of  the  State  of  Delaware,  5.   The  text  of  the  Certificate  of  Incorporation  of  the  Corporation  is  hereby  amended  and restated  to  read  in  full  as  follows: FIRST:  The  name  of  the  corporation  is  NeuLion,  Inc.  (the  "Corporation"),  SECOND:  The  address  of  the  registered  office  of  the  Corporation  in  the  State  of Delaware  is  2711  Centerville  Road,  Suite  400,  Wilmington,  Delaware,  County  of  New Castle,  Delaware  (19808).  The  name  of  the  registered  agent  of  the  Corporation  at  that  address  is  Corporation  Service  Company.  THIRD:  The  purpose  of  the  Corporation  is  to  engage  in  any  and  all  lawful  acts  and activities  for  which  corporations  may  be  organized  under  the  General  Corporation  Law  of  the  State  of  Delaware  ("GCL").  The  Corporation  shall  have  the  power  to  perform  all lawful  acts  and  activities. FOURTH:  The  Corporation  will  have  perpetual  existence. FIFTH:  The  total  number  of  shares  of  all  classes  of  capital  stock  which  the  Corporation shall  have  authority  to  issue  is  550,000,000,  of  which  500,000,000  shares  shall  be common  stock  of  the  par  value  of  $.01  per  share  ("Common  Stock")  and  50,000,000 shares  shall  be  preferred  stock  of  the  par  value  of  $.01  per  share  ("Preferred  Stock"). (A) Preferred  Stock. The  Board  of  Directors  is  expressly  granted  authority  to issue  shares  of  Preferred  Stock,  in  one  or  more  series,  and  to  fix  for  each  such NY  I398778.2 215037-10001 series  such  voting  powers,  full  or  limited,  and  such  designations,  preferences  and relative,  participating,  optional  or  other  special  rights  and  such  qualifications, limitations  or  restrictions  thereof  as  shall  be  stated  and  expressed  in  the  resolution or  resolutions  adopted  by  the  Board  of  Directors  providing  for  the  issue  of  such series  (a  "Preferred  Stock  Designation")  and  as  may  be  permitted  by  the  GCL. The  number  of  authorized  shares  of  Preferred  Stock  may  be  increased  or decreased.(but not below  the  number  of  shares  thereof  then  outstanding);by  the affirmative  vote  of  the  holders  of a  Majority  of  the  voting  power  of  all  of  the  then outstanding  shares  of  the  capital  stock  of  the  Corporation  entitled  to  vote generally  in  the  election  of  directors,  voting  together  as  a  single  class,  without  a separate  vote  of  the  holders  of  the  Preferred  Stock,  or  any  series  thereof,  unless  a  vote  of  any  such  holders  is  required  pursuant  to  any  Preferred  Stock  Designation.  (B) Common Stock. Except  as  otherwise  required  by  law  or  as  otherwise provided in  any  Preferred  Stock  Designation,.  the  holders  of  shares  of  Common Stock  shall:  exclusively  possess all  voting  power and  each  share  of  Common  Stock shall  have  one  vote. SIXTH:  (A) Subject  to  the  provisions  of  this  Certificate  of  Incorporation,  the  Corporation  may issue  shares  of  its  Preferred  Stock  and  Common  Stock  from  time  to  time  for  such consideration  (not  less  than  the  par  value  thereof)  as  may  be  fixed  by  the  Board  of Directors,  which  is  expressly  authorized  to  fix  the  same  in  its  absolute  discretion.  Shares so  issued  for  which  the  consideration  shall  have  been  paid  or  delivered  to  the  Corporation shall  be  deemed  fully  paid  stock  and  shall  not  be  liable  to  any  further  call  or  assessment thereon,  and  the  holder  of  such  shares  shall  not  be  liable  for  any  further  payments  in  respect  of  such  shares.  (B) No  stockholder  of  the  corporation  shall,  by  reason  of  such  stockholder's  holding shares  of  any  class  of  capital  stock  &AO  Corporation,  have  any  preemptive  or preferential  right  to  acquire  or  subscribe  for  any  additional,  unissued  or  treasury  shares (whether  now or hereafter  acquired)  of  any  class  of  capital  stock  of  the  Corporation  now or  hereafter  to  be  authorized,  or any notes,  debentures,  bonds  or  other  securities convertible into  or  carrying  any  right,  option  or  warrant  to  subscribe  for  or  acquire  shares of  any  class of  capital stock  of  the:  Corporation  now  or  hereafter  to  be  authorized,  regardless  of  whether  the  issuance  of  any  such  shares or  such  notes,  debentures,  bonds  or other  securities  would  adversely  affect  the  dividends  oy  voting  or  other rights  of  such stockholder.  SEVENTH:  The  Board  of  Directors  shall  have  the  power  to  adopt,  amend  or  repeal  the Bylaws  of  the  Corporation.  EIGHTH:  Elections  of  directors  need  not  be  by  written  ballot  except  and  to  the  e  'tent provided  in  the  Bylaws  of  the  Corporation,  NY1398778,2

NINTH:  The  Corporation  reserves  the  right  to  amend,  alter,  change  or  repeal  any provision  contained  in  this  Amended  and  Restated  Certificate  of  Incorporation,  in  the manner  now  or  hereafter  prescribed  by  statute  and  this  Amended  and  Restated  Certificate of  Incorporation,  and  all  rights  conferred  upon  stockholders  herein  are  granted  subject  to this  reservation. TENTH:  (A) A  current  or  former  director  or  officer  of  the  Corporation  shall  not  be  personally liable  to  the  Corporation  or  its  stockholders  for  monetary  damages  for  breach  of  fiduciary duty  as  a  director,  except  for  liability: (1)  for  any  breach  of  the  director's  duty  of  loyalty  to  the  Corporation  or  its stockholders; (2)  for  acts  or  omissions  not  in  good  faith  or  which  involve  intentional  misconduct  or a  knowing  violation  of  law; (3)  under  Section  174  of  the  GCL,  as  the  same  exists  or  as  such  provision  may  be hereafter  amended,  supplemented  or  replaced;  or (4)  for  any  transaction  from  which  the  director  derived  an  improper  personal  benefit.  (B) The  Corporation  shall  indemnify  its  directors  and  officers,  to  the  fullest  extent authorized  or  permitted  by  law,  as  now  or  hereafter  in  effect,  and  such  right  to indemnification  shall  be  a  contract  right  and  shall  continue  as  to  a  person  who  has  ceased to  be  a  director  or  officer  of  the  Corporation  and  shall  inure  to  the  benefit  of  his  or  her heirs,  executors  and  personal  or  legal  representative;  provided,  however,  that  except  for proceedings  to  enforce  rights  to  indemnification,  the Corporation  shall  not  be  obliged  to indemnify  any  director  or  officer  (or  his  or  her  heirs,  executors  or  personal  or  legal representatives)  in  connection  with  a  proceeding  (or  part  thereof)  initiated  by  such  person unless  such  proceeding  (or  part  thereof)  was  authorized  or  consented  to  by  the  Board  of Directors.  The  right  to  indemnification  conferred  by  this  Article  TENTH  shall  include  the vested  right  to  be  paid  by  the  Corporation  the  expenses  incurred  in  defending  or  otherwise  participating  in  any  proceeding  in  advance  of  its  final  disposition.  (C) The  Corporation  may,  to  the  extent  authorized  from  time  to  time  by  the  Board  of Directors,  provide  rights  to  indemnification  and  to  the  advancement  of  expenses  to employees  and  agents  of  the  Corporation  similar  to  those  conferred  in  this  Article  TENTH  on  directors  and  officers  of  the  Corporation.  (D) The  rights  to  indemnification  and  to  the  advancement  of  expenses  conferred  in this  Article  TENTH  shall  not  be  exclusive  of  any  other  right  which  any  person  may  have or  hereafter  acquire  under  this  Amended  and  Restated  Certificate  of  Incorporation,  the Bylaws  of  the  Corporation,  any  statute  or  agreement,  by  vote  of  the  Corporations  stockholders  or  disinterested  directors,  or  otherwise, 3 f-5037-1  O.:7m  t

(E) Any  repeal  or  amendment  of  this  Article  TENTH  shall  be  prospective  only,  and shall  not  adversely  affect  any  limitation  on  the  personal  liability,  the  right  to indemnification,  or  the  vested  right  to  advancement  of  expenses  of  a  current  or  former director  or  officer  of  the  Corporation  arising  from  an  act  or  omission  occurring  prior  to the  time  of  such  repeal  or  amendment.  If  the  GCL  is  amended  to  authorize  corporate action  further  eliminating  or  limiting  the  persona]  liability  of  directors,  then  the  liability of  a  director  of  the  Corporation  shall  he  eliminated  or  limited  to  the  fullest  extent permitted  by  the  GCL,  as  so  amended. ELEVENTH:  The  Corporation  hereby  elects  not  to  be  governed  by  Section  203  of  the GCL,  IN  WITNESS  WHEREOF,  the  undersigned,  on  behalf  of  the  Corporation,  has  executed this  Amended  and  Restated  Certificate  of  Incorporation  as  of  the 2nd day  of  June,  2016. 7/ Roy  E.  Reihbach General  Counsel  and  Corporate  Secretary NY  I  398174.2  -10001